Exhibit (a)(4)

   News Release

   Public Storage Properties IV, Ltd.
   Public Storage Properties V, Ltd.
   701 Western Avenue
   P.O. Box 25050
   Glendale, CA  91221-5050
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                                  For Release:   Immediately
                                  Date:          April 18, 1997
                                  Contact:       Mr. Harvey Lenkin
                                                 (818) 244-8080


   GLENDALE, California--The tender offers for units of limited partnership interest in Public Storage Properties IV, Ltd., a California limited partnership, and Public Storage Properties V, Ltd., a California limited partnership, described in the Offers to Purchase dated March 21, 1997, have been extended from April 21, 1997 to 5:00 p.m. New York City time on May 2, 1997.

   In the tender offers, approximately 2,548 and 2,810 units have been tendered in Public Storage Properties IV, Ltd. and Public Storage Properties V, Ltd., respectively.

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